UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: May 10, 2006
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

Item 1.01 Entry into a Material Definitive Agreement

(a) On May 10, 2006, the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of Anadarko Petroleum Corporation (the "Company") approved a bonus award of 1,500 shares of common stock to James T. Hackett, the Company's Chairman, President and Chief Executive Officer. The bonus was based on Mr. Hackett's overall leadership and strategic direction since his appointment to his position as well as to recognize his contributions toward the continuing improvement in the Company's performance.

(b) On May 10, 2006, the Company's Compensation Committee approved an increase in base salary from $425,000 to $475,000 for R.A. Walker, the Company's Senior Vice President, Finance and Chief Financial Officer. The increase, effective May 1, 2006, is based on a review of recent competitive compensation data for this position and serves to recognize Mr. Walker's demonstrated leadership and development to date in this role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

                                                                       ANADARKO PETROLEUM CORPORATION
                                                                                                          (Registrant)

May 16, 2006	By: /s/ CHARLENE A. RIPLEY Charlene A. Ripley Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer